Exhibit 5.1
PILLSBURY WINTHROP SHAW PITTMAN LLP
2550 Hanover St, Palo Alto, California 94304
April 18, 2025
Quantum Corporation
224 Airport Parkway, Suite 550
San Jose, California 95110
Ladies and Gentlemen:
We are acting as counsel for Quantum Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 filed by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”) relating to the registration of 17,550,626 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), all of which are to be offered and sold by a certain stockholder of the Company (the “Selling Stockholder”). (Such Registration Statement, as amended, is herein referred to as the “Registration Statement.”)
We have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for our opinions set forth in this letter. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.
On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that the shares of Common Stock to be offered and sold by the Selling Stockholder have been duly authorized and validly issued and are fully paid and nonassessable.
Our opinions set forth in this letter are limited to the General Corporation Law of the State of Delaware, as in effect on the date hereof.
We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Pillsbury Winthrop Shaw Pittman LLP